Exhbit 4.3
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED AUGUST 13, 2020 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING, THE INFORMATION AGENT, BY CALLING (212) 269-5550 (BANKERS AND BROKERS) OR (800) 290-6432 (ALL OTHERS) OR BY EMAIL AT AP@DFKING.COM.
AMPCO-PITTSBURGH CORPORATION
Incorporated under the laws of the Commonwealth of Pennsylvania
NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non-Transferable Subscription Rights to Purchase Units of Ampco-Pittsburgh Corporation
Subscription Price: To be determined as set forth below
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE
5:00 P.M., EASTERN TIME, ON SEPTEMBER 16, 2020 (AS IT MAY BE EXTENDED,
THE “EXPIRATION DATE”)
REGISTERED OWNER:
THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. The Rights entitle the holder thereof to subscribe for and purchase units of Ampco-Pittsburgh Corporation, a Pennsylvania corporation (the “Company”), unit (the “Units,” and each, a “Unit”) consisting of 0.4464 share(s) of common stock of the Company par value $1.00 per share (“Common Stock”) and a Series A warrant exercisable for 0.4464 shares of Common Stock at an exercise price of $2.5668 (the “Warrants” and each, a “Warrant”) (or $5.75 per whole share of Common Stock under the Warrants), at a subscription price per full Unit equal to $1.5624 (or $3.50 per whole share of Common Stock and Warrants to purchase a whole share of Common Stock) pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus.
Each Right includes a subscription right. Under the subscription right, for each share of common stock owned as of the record date of the Rights Offering, the holder hereof is entitled to purchase a number of units equal to the number of shares of common stock such holder holds as of the record date.
The Rights represented by this Subscription Rights Certificate may be exercised by completing Section 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Unit in accordance with the instructions contained herein.
This Non-Transferable Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent. Witness the seal of Ampco-Pittsburgh Corporation. and the signatures of its duly authorized officers.
DATED: August 18, 2020
/s/ J. Brett McBrayer	/s/ Melanie L. Sprowson
Chief Executive Officer	Corporate Secretary
DELIVERY OPTIONS FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Deliver other than in the manner or to the addresses listed below will not constitute valid delivery.
If delivering by hand or overnight courier: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	If delivering by first class mail: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718
.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.
SECTION 1 - EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for Units pursuant to your subscription right, please complete lines (a) and (b) and sign in part (c). If you do not indicate the number of Rights being exercised, or if you do not forward the full subscription payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent. Fractional Units resulting from the exercise of the subscription rights will be eliminated by rounding down to the nearest whole number, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable. The Common Stock and Warrants comprising the Units will separate upon the closing of the rights offering and will be issued separately, however, they may only be purchased as a Unit and the Unit will not trade as a separate security. Each Warrant will be exercisable for 0.4464 share(s) of Common Stock at an exercise price of $2.5668 (or $5.75 per whole share of Common Stock under the Warrants).
For each share of Common Stock owned as of the record date of the Rights Offering, the holder hereof is entitled to purchase a number of Units equal to the number of shares of Common Stock the holder holds as of the record date.
(a)	EXERCISE OF SUBSCRIPTION RIGHT:
(i)	Basic Subscription Rights:
I exercise		x	$1.5624	=	$
	(Up to No. of shares owned)	x	(Subscription Price)		(Amount Enclosed)
(ii)	Over-Subscription Right: If you fully exercise your Basic Subscription Right, above, and wish to subscribe for additional shares, you may exercise your Over-Subscription Right below.
I exercise		x	$1.5624	=	$
	(No. of Over-Subscription Units Subscribed For)	x	(Subscription Price)	=	(Amount Enclosed)
(b)	PAYMENT:
Amount Enclosed
Basic Subscription Right:	$	☐ ☐ Check or bank draft drawn on a U.S. bank, or postal or express money order payable to Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent.

Over-Subscription Right:	$	☐ ☐ Wire transfer directly to the escrow account maintained by an escrow agent retained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, on our behalf.
Total Amount Enclosed:	$
Method of Payment: All payments must be made in U.S. dollars by wire transfer of funds, U.S. Postal money order or cashier’s, certified, or uncertified check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription Agent for Ampco-Pittsburgh Corporation. The Subscription Agent will not accept payment by any other means.

(c)	SIGNATURE(S):
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the Units for which I have subscribed, Ampco-Pittsburgh Corporation may exercise its legal remedies against me.
This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or book entry or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature(s) of Subscriber(s)	Date	Daytime Telephone Number(s)
If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s)	Full Title	Taxpayer ID # or Social Security #	Date

SECTION 2 - SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS
HOLDERS
(a) To be completed ONLY if the book-entry representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.)
DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(b) To be completed ONLY if the book-entry representing the Common Stock is to be issued to an address other than that shown on the front of this certificate. (See the Instructions.)
DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Print Full Name:	Print Full Name:

Print Full Address:	Print Full Address:

Taxpayer ID # or Social Security #:	Taxpayer ID # or Social Security #:
SIGNATURE GUARANTEE
This must be completed if you have completed any portion of Section 2.
Signature Guaranteed:
(Name of Bank or Form)
By:
(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.
FOR INSTRUCTIONS ON THE USE OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. KING, THE INFORMATION AGENT, BY CALLING (212) 269-5550 (BANKERS AND BROKERS) OR (800) 290-6432 (ALL OTHERS) OR BY EMAIL AT AP@DFKING.COM. THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON SEPTEMBER 16, 2020 (UNLESS EXTENDED BY THE COMPANY AS DESCRIBED IN THE PROSPECTUS), AND THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.
THE RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM REGISTRATION OR QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.